UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2004

I-FLOW CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, CA 92630
(Address of Principal Executive Offices, including Zip Code)

(949) 206-2700
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES

Item 5. Other Events and Required FD Disclosure.

     In connection with a proposed offering of shares of common stock of I-Flow Corporation (the “Company”) pursuant to a shelf registration statement on Form S-3 (File No. 333-111573), the Company is today announcing that: the Company expects that its revenue from the Regional Anesthesia market for the quarter ending March 31, 2004 will exceed the prior year quarter by approximately 80%; the Company estimates that, for the quarter ending March 31, 2004, its total revenue will be approximately $13.3 to $14.0 million, compared to $10.1 million for the prior year quarter ended March 31, 2003; and the Company expects a loss per share of approximately ($0.06) to ($0.10) for the quarter ending March 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2004	I-FLOW CORPORATION
	By:	/s/ Donald M. Earhart
Donald M. Earhart
President, Chairman and Chief Executive Officer